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                                                                    EXHIBIT 11.0

                KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                 Three months ended                    Nine months ended
                                                                   September 30,                         September 30,
                                                         ---------------------------------    -----------------------------------
                                                              1996               1995               1996               1995
                                                        ----------------   ---------------    ----------------   ----------------
                                                                   ($ and shares in thousands, except per share amount)
Net earnings (loss)                                              $  7,106           (6,598)             20,572              3,287
                                                                =========        =========            ========           ========
Shares:
   Weighted average number of common shares
      outstanding                                                  24,941           27,472              25,827             27,995

   Common equivalent shares for dilutive effect of
      assumed exercise of stock options                               301               --                 315                314
                                                                ---------        ---------            --------           --------

                                                                   25,242           27,472              26,142             28,309
                                                                =========        =========            ========           ========
Earnings (loss) per share of common stock                       $     .28             (.24)                .79                .12
                                                                =========        =========            ========           ========